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                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                       __________________________________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



     Date of Report (date of earliest event reported):   February 26, 1996
                                                       -------------------


                         AMERICAN HEALTH SERVICES CORP.
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             (Exact name of registrant as specified in its charter)


                                   Delaware
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                 (State or other jurisdiction of incorporation)


             0-14380                               52-1278857
      ------------------------        -----------------------------------
      (Commission File Number)        (I.R.S. Employer Identification No.)


     4440 Von Karman Avenue, Suite 320, Newport Beach, CA        92660
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        (Address of principal executive offices)              (Zip Code)


      Registrant's telephone number, including area code:  (714) 476-0733
                                                          ----------------


                                      N/A
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)



                                               Total number of pages    37
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                                            Exhibit Index is on page     5
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ITEM 5.  OTHER EVENTS
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         On February 26, 1996, the Registrant, American Health Services Corp.,
a Delaware corporation (the "Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with Maxum Health Corp., a Delaware corporation ("Maxum"). In anticipation of the Merger Agreement, the Company and Maxum jointly formed InSight Health Services Corp. ("InSight"). The press release announcing the transaction is attached hereto as Exhibit 99 and incorporated herein by reference. The Merger Agreement provides for the Company and Maxum to merge with newly-formed acquisition subsidiaries of InSight. As a result, the Company and Maxum will each become wholly-owned subsidiaries of InSight.

         Under the terms of an agreement dated the same date, by and among the Company, Maxum, InSight and General Electric Company, a New York corporation acting through GE Medical Systems ("GE Medical"), GE Medical, in exchange for certain financial acommodations relating to existing debt and lease obligations of the Company and Maxum ("Financial Accommodations"), will receive non-voting preferred stock of InSight, convertible into approximately forty-eight percent (48%) of the common stock of InSight (assuming conversion of such preferred stock). This preferred stock will also have a liquidation preference and class voting rights relating to certain transactions, registration rights and anti-dilution protection. In addition, GE Medical will be entitled to receive certain payments based on the future performance of InSight. The obligations of GE Medical to provide the Financial Accommodations and to receive the preferred stock are subject to the satisfaction of certain conditions.

         The Boards of Directors of the Company and Maxum have agreed to recommend approval of the merger to their respective stockholders. The obligations of the Company and Maxum to consummate the merger are subject to the satisfaction of certain conditions set forth in the Merger Agreement, including the approval of the merger by the stockholders of the Company and Maxum and the execution, delivery and consummation of the agreement relating to the Financial Accommodations.

         Under the Merger Agreement, each share of the Company's common stock will be converted into the right to receive .100 shares of InSight common stock, and each share of the Company's Series B Convertible Preferred Stock shall be converted into the right to receive ten (10) shares of InSight common stock. Each share of Maxum common stock shall be converted into the right to receive .598 shares of InSight common stock. Immediately upon consummation of the merger, approximately one-half of the issued and outstanding common stock of InSight will be held by former stockholders of the Company and approximately one-half will be held by former Maxum stockholders.

         The Merger Agreement may be terminated by any of the parties, and the merger abandoned, if the merger has not been consummated, or the approval of the Company's and Maxum's stockholders has not been obtained, by September 30, 1996. In connection with the execution of the Merger Agreement, four (4) officers of the Company have executed employment





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agreements with InSight to serve in the following capacities: E. Larry Atkins, president and chief executive officer; Thomas V. Croal, executive vice president, finance, and secretary; Michael D. Cragin, senior vice president, operations; and Deborah M. MacFarlane, vice president, marketing. The effectiveness of the employment agreements is contingent upon the consummation of the merger. In addition, Frank E. Egger and E. Larry Atkins, two (2) members of the Board of Directors of the Company, have been appointed to InSight's Board of Directors, with Mr. Egger serving as chairman.


ITEM 7.  EXHIBITS
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Exhibit Number            Description and Reference
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      2.1                 Agreement and Plan of Merger, dated as of
                          February 26, 1996, by and among InSight
                          Health Services Corp., American Health
                          Services Corp., AHSC Acquisition Company,
                          Maxum Health Corp. and MXHC Acquisition
                          Company

       99                 Press release, dated February 27, 1996,
                          announcing signing of Agreement and Plan of Merger




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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        AMERICAN HEALTH SERVICES CORP.



Dated: March 11, 1996                      By:    /ss/ E. Larry Atkins
                                               -----------------------------
                                                  E. Larry Atkins,
                                                  President and Chief
                                                  Executive Officer





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                                 EXHIBIT INDEX




                                                                                  Sequentially
Exhibit                                                                             Numbered
Number           Description and Reference                                            Page
------           -------------------------                                        ------------
  2.1            Agreement and Plan of Merger, dated as of February 26, 1996, by and among InSight Health Services Corp., American
                 Health Services Corp., AHSC Acquisition Company,
                 Maxum Health Corp. and MXHC Acquisition Company

   99 Press release, dated February 27, 1996, announcing signing of Agreement and Plan of Merger





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